Exhibit 99

[RUSSELL-STANLEY LOGO]

                                                           Press Release
                                                         (Corrected Form)


                                                  Contact:  Timothy R. Coleman
                                                  The Blackstone Group
                                                  (212) 583-5000



Bridgewater, New Jersey, January 26, 2001 - Russell-Stanley Holdings, Inc. has retained The Blackstone Group, L.P. to assist the company in exploring strategic alternatives for Russell-Stanley and its subsidiaries including, but not limited to, a rationalization of its capital structure.


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          Russell-Stanley Holdings, Inc. is a leading manufacturer and marketer of plastic and steel containers and a leading provider of related container services in the United States and Canada.

This press release includes forward-looking statements for the purposes of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. We have based these forward-looking statements on our current expectations and assumptions about future events. Although we believe our expectations and assumptions are reasonable, we cannot assure you that our expectations and assumptions will prove to have been correct. We do not intend to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. No assurance can be given that we will be successful in implementing any strategic alternative including any rationalization of our capital structure. For a description of factors that may impact our ability to implement strategic alternatives including any rationalization of our capital structure, please consult our filings with the Securities and Exchange Commission.